Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-140588 on Form S-8 of our report, dated January 30, 2008, appearing in the Annual Report on Form 10-KSB of Metalline Mining Company for the year ended October 31, 2007.

/s/ Williams & Webster, P.S.

Certified Public Accountants
Williams & Webster, P.S.
Spokane, Washington
February 1, 2008